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Diagnostic Products Corporation

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This filing consists of information presented to the Company’s employees regarding the proposed merger.

What's the big news? 27 April 2006 CONFIDENTIAL - FOR INTERNAL USE ONLY

What's the big news? Today, April 27, 2006, DPC and Siemens announced a merger agreement under which Siemens will acquire DPC. DPC will become a wholly owned subsidiary of Siemens Medical Solutions. (Subject to the approval by the holders of a majority of the outstanding shares of DPC entitled to vote at the shareholders' meeting.) 27 April 2006 CONFIDENTIAL - FOR INTERNAL USE ONLY

Who is Siemens?

Established in 1847. One of the world's largest industrial conglomerates. Based in Berlin and Munich, Germany. 2005 sales of €75.445 billion (~$93.50 billion) and net income of €2.248 billion (~$2.79 billion). Total sales have more than doubled since the early 1990s. 461,000 employees worldwide, 70,000 in the U.S. Customers in more than 190 countries. Company-wide goals of Innovation, Customer Focus, and Global Competitiveness. Overview of Siemens

Corporate Structure Siemens operates through 6 business segments: Information & Communications Automation & Control Power Transportation Lighting Medical: Medical Solutions (MED)

Corporate Structure

Dr. Klaus Kleinfeld President and CEO of Siemens AG Dr. Erich R. Reinhardt President and CEO of Siemens Medical Solutions Member of the Managing Board for Siemens AG Dr. Mohammad Naraghi Senior Vice President of Business Development at Siemens Medical Solutions Siemens Medical Solutions Management

Who is Siemens Medical Solutions?

Siemens Medical Solutions (MED) reported sales of €7.6 billion (~$9.4 billion) and group profit €976 million (~$1.2 billion) for fiscal 2005. Known for bringing together innovative medical technologies, healthcare information systems, management consulting and support services to help customers achieve tangible sustainable, clinical and financial outcomes. Siemens Medical Solutions is a leader in the global medical solutions market, with major competitors being GE & Philips. Employs ~ 33,000 people worldwide and operates in ~ 120 countries. Headquarters: Erlangen, Germany, and Malvern, PA. Siemens Medical Solutions Business Overview

Product Portfolio Siemens Medical Solutions Diagnostic Imaging Oncology Care (radiation therapy and related IT solutions) Healthcare IT Solutions Management Consulting Support Services ....and more

Why is Siemens acquiring DPC?

Why is Siemens acquiring DPC? The acquisition of DPC enables Siemens Medical Solutions to complement its existing integrated healthcare solutions by entering the immunodiagnostics market, and to further the company's objective to enable early and specific diagnosis and individualized therapy selection. This acquisition is a major milestone in the development of integrated clinical workflow- oriented solutions that will improve the quality while increasing the efficiency of patient care.

Why is this good for DPC?

Why is this good for DPC? DPC is a medium-sized player in the IVD arena; combining with Siemens Medical Solutions will strengthen DPC's competitive position with the largest players in this arena. DPC will benefit from the name and resources of Siemens Medical Solutions. Since Siemens Medical Solutions is not active in the IVD arena, DPC remains essentially free-standing both in terms of its internal operations (LA, ISD and EURO/DPC) and its international distribution network. = Very little, if any, redundancy

Why is this good for DPC? Very few organizational changes are required. Senior Management Remains Our customers, suppliers and business relationships will, by and large, be unaltered. We become a part of a much larger worldwide organization that is recognized for its quality and innovation.

Will there be any layoffs?

Will there be any layoffs? The strengths of our companies are complementary, not overlapping, so there are very few duplications of resources. Therefore, headcount reductions are not expected at this time.

What happens next?

What happens next? In the next few months, further discussions will occur between Siemens and DPC management. Governmental agency approvals for the merger will be sought. DPC shareholders will have the ability to vote their shares. DPC Option Holders will be independently contacted in order to seek their approval to exercise their options and vote their shares. (All options will become 100% vested) The acquisition is expected to be complete by late summer.

What about our benefits?

What about our benefits? According to the terms of the merger agreement, DPC benefits will be maintained through the year 2007. HR teams from DPC and Siemens will be available to address any questions you may have at a later date.

What Do You Need to Do Now? Go about your day-to-day projects and work as usual. Minimize gossip and speculation. Senior Management will do its best to keep you informed and current. Be assured that this decision has been carefully considered by your management and Board of Directors. Employee considerations are a high priority for both DPC and Siemens Medical Solutions. Siemens Medical Solutions fully recognizes that they need our talented and innovative staff to drive our future growth.

Fine Print Note to Investors DPC will file a proxy statement and other documents regarding the proposed merger described in this communication with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information about DPC and the proposed merger. A definitive proxy statement will be sent to security holders of DPC seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by DPC with the SEC at the SEC's website at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to DPC, 5210 Pacific Concourse Drive, Los Angeles, California 90045, attention: Investor Relations (telephone 310-645- 8200). DPC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of DPC in connection with the merger. Information about DPC and its directors and executive officers can be found in DPC's Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available. Forward Looking Statements This document contains forward-looking statements about Siemens and Diagnostic Products Corporation. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond the ability of Siemens or DPC to control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this document that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Siemens' and DPC's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors with respect to Siemens are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 20-F for its fiscal year ended September 30, 2005 filed with the Securities and Exchange Commission on November 29, 2005. Further information regarding risks, uncertainties and other factors that could adversely affect DPC or cause actual results to differ materially from those anticipated in forward-looking statements are included in DPC's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006. Siemens and DPC are under no obligation to (and each expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.